                                  July 7, 1997






                       WESTPAC CUSTODIAN NOMINEES LIMITED


                                       and


                CONPRESS INTERNATIONAL (NETHERLANDS ANTILLES) NV
                                   and others





                ------------------------------------------------

                           DEED OF RELEASE OF SECURITY

                ------------------------------------------------





                              BLAKE DAWSON WALDRON
                                   Solicitors
                                 Grosvenor Place
                                225 George Street
                                 SYDNEY NSW 2000

                                 Tel: 9258 6000
                               Ref: TED.DJH.418084

                                TABLE OF CONTENTS

Clause                                                                      Page
------                                                                      ----
1.   INTERPRETATION..........................................................1

     1.1  Definitions........................................................1
     1.2  General............................................................2
     1.3  Headings...........................................................3

2.   RELEASE.................................................................3

3.   LAW AND JURISDICTION....................................................3

     3.1  Governing Law......................................................3
     3.2  Submission to Jurisdiction.........................................4

4.   GENERAL.................................................................4

     4.1  Further Assurance..................................................4
     4.2  Attorneys..........................................................4

5.   CONSENT AND WAIVER......................................................4

SCHEDULE 1...................................................................5

DEED OF RELEASE made July 7, 1997

BY:

(1) WESTPAC CUSTODIAN NOMINEES LIMITED ACN 002 861 565 of Level 36, 60 Margaret Street, Sydney NSW as trustee for the Agent and the Participants and as trustee for the Agent and the Lenders (in the relevant capacity, the "Chargee");

IN FAVOUR OF:

(2) CONPRESS INTERNATIONAL (NETHERLANDS ANTILLES) NV, a company incorporated in the Netherlands Antilles of 15 Pietermaai, Curacao, Netherlands Antilles (the "Chargor"); and

(3) CONSOLIDATED PRESS HOLDINGS LIMITED ACN 008 394 509 of 3rd Floor, 54-58 Park Street, Sydney ("CPH").

RECITALS:

A.     The Chargor has given in favour of the Chargee the security described in schedule 1 (individually and collectively, the "Charges").

B. The Chargee has agreed to release the Charged Property from the security created by the Charges in accordance with this deed.

THE PARTIES AGREE AND DECLARE AS FOLLOWS:

1.     INTERPRETATION

1.1    Definitions

       In this deed, unless the context otherwise requires:

       "Agent" means Australia and New Zealand Banking Group Limited ACN 005 357 522;

       "Charged Property" means all the property charged or encumbered by the Charges, which is described in column 4 of schedule 1 beside the description of the Charges;

       "Lenders" means the financial institutions named in schedule 2 to the Cash Advance Facility Agreement dated 27 June 1996 (as amended) between KFB Packer as borrower, the Lenders, CPH and the other parties named in schedule 1 as guarantors, the Chargee as security trustee for the Lenders and the Agent;

       "Participants" means the financial institutions named in schedule 2 to the Syndicated Bill Facility Agreement dated 25 March 1994 (as amended) between Consolidated Press (Finance) Limited as borrower, the Participants, CPH and the other parties named in schedule 1 thereto as guarantors, the Chargee as security trustee for the Participants and the Agent;

       "Secured Moneys" means all money secured to the Chargee under the Charges; and

       "Transaction Document" means the Charges and each other document or agreement which secures some or all of the Secured Moneys.

1.2    General

       In this deed, unless the context otherwise requires:

       (a)  the singular includes the plural and vice versa;

       (b) a reference to an individual or person includes a corporation, partnership, joint venture, association, authority, trust, state or government and vice versa;

       (c)  a reference to any gender includes all genders;

       (d) a reference to a recital, clause or schedule is to a recital, clause or schedule of or to this deed;

       (e)  a schedule forms part of this deed;

       (f) a reference to any agreement or document is to that agreement or document (and, where applicable, any of its provisions) as amended, novated, restated or replaced from time to time;

       (g) a reference to any party to this deed or any other document or arrangement includes that party's executors, administrators, substitutes, successors and permitted assigns; and

       (h) where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning.

1.3    Headings

       In this deed, headings are for convenience of reference only and do not affect interpretation.

2.     RELEASE

       The Chargee releases the Charged Property from the Charges, but without otherwise affecting the rights of the Chargee under each Transaction Document.

3.     LAW AND JURISDICTION

3.1    Governing Law

       This deed is governed by the law in force in the Australian Capital Territory.

3.2    Submission to Jurisdiction

       The parties submit to the non-exclusive jurisdiction of the courts exercising jurisdiction in the Australian Capital Territory and any courts that may hear appeals from those courts in respect of any proceedings in connection with this deed.

4.     GENERAL

4.1    Further Assurance

       The Chargee shall, at the cost and expense of the Chargor, do or cause to be done anything required to be done to perfect the release of the Charged Property, including, without limitation, completing any necessary recordation and filing requirements.

4.2    Attorneys

       Each attorney who executes this deed on behalf of a party declares that the attorney has no notice of any revocation, suspension or variation of the power of attorney under the authority of which the attorney executes this deed.

5.     CONSENT AND WAIVER

       The Security Trustee on its own behalf and on behalf of the Agent consents, for the benefit of CPH and the Chargor, to the Chargor selling or agreeing to sell the Charged Property. Any such sale or agreement for sale shall be deemed not to be a breach of clause 6 of the Stock Pledge Agreements referred to in column 1 of schedule 1. For the avoidance of doubt, clause 9.1(e) of the Syndicated Bill Facility (as referred to in the definition of Participants) or clause 9.1(e) of the Cash Advance Facility Agreement (as referred to in the definition of Lenders) shall not apply to a sale of shares under this clause.

                                   SCHEDULE 1

                                   SECURITIES



             1                            2               3                      4
                                       Date of       Certificate
                                      Charge or      Number (if
    Description of Charge              Mortgage      applicable)        Property Released
1.  Stock Pledge Agreement              11/6/97       VC-21211          20,173,800 shares
between the Chargor and the                                             of Valassis
Chargee relating to the                                                 Communications,
Syndicated Bill Facility                                                Inc.

2.  Stock Pledge Agreement              11/6/97       VC-21211          20,173,800 shares
between the Chargor and the                                             of Valassis
Chargee relating to the                                                 Communications,
Cash Advance Facility                                                   Inc.



EXECUTED as a deed poll.

SIGNED SEALED AND DELIVERED    )      /s/ Lewis E. Love, Jr.
for and on behalf of WESTPAC   )      ------------------------------------------
CUSTODIAN NOMINEES LIMITED     )      Attorney
by its duly appointed attorney        Name (printed):   Lewis E.
in the presence of:                                     Love, Jr.
                                      Date of Power
                                      of Attorney:      July 2, 1997

/s/ Mary Haggerty
-------------------------------
Witness
Name (printed):  Mary Haggerty